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                                                                    Exhibit 5.1

                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE
                               [New York Office]


                                                                  April 24, 1997


Ladies and Gentlemen:

     Reference is made to the initial public offering by Hartford Life, Inc., a Delaware corporation (the "Company"), of 26,000,000 shares of its Class A Common Stock, par value $0.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-1 (File No. 333-21459) filed with the Securities and Exchange Commission (the "Commission") on February 10, 1997, Amendment No. 1 thereto filed with the Commission on March 20, 1997, and Amendment No. 2 thereto filed with the Commission on April 24, 1997 (together, the "Registration Statement"), under the Securities Act of 1933. The Shares include 3,000,000 shares which are subject to over-allotment options to be granted by the Company to the underwriters referenced in the Registration Statement.

     As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares; (d) various resolutions of the Company relating to the organization of the Company and the initial public offering by the Company of the Shares; and (e) a specimen certificate representing the Shares.

     Based upon the foregoing, we are of opinion that the Shares have been duly and validly authorized and, when issued and delivered to, and paid for by, the underwriters pursuant to the underwriting agreements relating to the Registration Statement, will be validly issued, fully paid and nonassessable.

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        We are furnishing this opinion solely for the benefit of the Company.
This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

        We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Validity of Class A Common Stock" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Cravath, Swaine & Moore

Hartford Life, Inc.
   200 Hopmeadow Street
      Simsbury, CT 06089


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